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                                                                     Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post Effective Amendment No. 2 to the Registration Statement (Form S-3 No. 33-42998) of American Airlines, Inc., and in the related Prospectus, of our report dated January 14, 1997 (except for the first paragraph of Note 4, for which the date is March 24, 1997), with respect to the consolidated financial statements and schedule of American Airlines, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996.





                                        ERNST & YOUNG LLP


Dallas, Texas
March 24, 1997